Exhibit 107

Calculation of Filing Fee Tables

SC TO-I

(Form Type)

Visa Inc.

(Name of Issuer)

Visa Inc.

(Name of Person(s) Filing Statement)

Table 1: Transaction Valuation

	Transaction Valuation(1)	Fee rate	Amount of Filing Fee(2)

Fees to Be Paid	$107,700,308,049	$147.60 per $1.0 million	$15,896,566

Fees Previously Paid

Total Transaction Valuation	$107,700,308,049

Total Fees Due for Filing			$15,896,566

Total Fees Previously Paid

Total Fee Offsets			$15,583,617

Net Fee Due			$312,949

(1)

This valuation assumes the acquisition by Visa Inc., a Delaware corporation (“Visa”), of up to 245,513,385 shares of its Class B-1 common stock, par value $0.0001 per share (“Class B-1 common stock”) in exchange for (i) up to 122,756,692 shares of its Class B-2 common stock, par value $0.0001 per share (“Class B-2 common stock”) and (ii) up to 48,719,062 shares of its Class C common stock, par value $0.0001 per share (“Class C common stock”) being offered in exchange for shares of Class B-1 common stock pursuant to the exchange offer (the “Exchange Offer”), described in the prospectus forming a part of the registration statement on Form S-4 (as amended through the date hereof, the “Registration Statement”) initially filed by Visa on January 29, 2024 (Registration No. 333-276747), relating to the transactions described on the Schedule TO with which this exhibit is filed. This valuation, estimated solely for the purpose of calculating the filing fee pursuant to Rule 0-11(a)(4) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is based on the product of (i) $276.33, the average of the high and low prices of Class A common stock, par value $0.0001 per share, of Visa (“Class A common stock”), as reported on the New York Stock Exchange on April 4, 2024, and (ii) 389,752,499, the maximum number of shares of Class A common stock into which shares of Class B-2 common stock and Class C common stock to be issued in the Exchange Offer are convertible based on the Applicable Conversation Rates (as such term is defined in the Registration Statement) for Class B-2 common stock and Class C common stock as of April 2, 2024.

(2)	Calculated at $147.60 per $1,000,000.00 of the total transaction valuation in accordance with Rule 0-11 under the Exchange Act, as modified by Fee Rate Advisory No. 1 for fiscal year 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	Visa Inc.	SC TO-I	005-	April 8, 2024		$15,583,617

Fee Offset Sources	Visa Inc.	S-4	333-276747		January 29, 2024		$15,583,617(3)

(3)

Visa previously paid $15,583,617 upon the initial filing of the Registration Statement on January 29, 2024 in connection with the Exchange Offer. The fee due upon the filing of the Schedule TO with which this exhibit is filed is thereby offset as provided by Rule 0-11(a)(2).